Exhibit 5.1

December 19, 2019

Onconova Therapeutics, Inc.

375 Pheasant Run

Newtown, PA 18940

RE:	Onconova Therapeutics, Inc., Registration Statement on Form S-3 (File No. 333-221684)

Ladies and Gentlemen:

We have acted as counsel for Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of 13,878,865 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and of warrants to purchase up to 6,939,433 shares of Common Stock (the “Common Warrants”), pursuant to those certain Securities Purchase Agreements, each dated December 17, 2019 (collectively, the “Purchase Agreements”), between the Company and the several Purchasers named therein, for which H.C. Wainwright & Co., LLC acted as placement agent (the “Placement Agent”). The Company has also agreed to grant to the Placement Agent or its designees warrants to purchase up to 693,943 shares of Common Stock (the “Placement Agent Warrants” and, together with the Common Warrants, the “Warrants”). The shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreements, the shares of Common Stock issuable to the Holders upon exercise of the Common Warrants, and the shares of Common Stock issuable to the Placement Agent or its designees upon exercise of the Placement Agent Warrants are referred to collectively herein as the “Shares.”

In connection with this opinion letter, we have examined the Company’s registration statement on Form S-3 (Reg. No. 333-221684) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on December 28, 2017, the Prospectus Supplement, dated December 17, 2019 (the “Prospectus Supplement”) and the accompanying base prospectus (the “Base Prospectus”) and originals, or copies certified or otherwise identified to our satisfaction, of the Tenth Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the Company, the Purchase Agreements, the Warrants and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1.       the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus Supplement and the Purchase Agreements and the Warrants (including payment of the exercise price with respect to Shares issuable upon the exercise of the Warrants) will be validly issued, fully paid and non-assessable; and

2.       the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus Supplement and the Purchase Agreements will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms.

The opinion regarding enforceability set forth in paragraph 2 above is limited by bankruptcy, fraudulent conveyance, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles.

The opinions expressed herein are limited to the Delaware General Corporation Law and the laws of the State of New York.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement and the Base Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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